SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            TOMPKINS TRUSTCO, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: NA
    -------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: NA
    -------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
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    (4) Proposed maximum aggregate value of transaction: NA
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    (5) Total fee paid: NA
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[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: NA
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    (3) Filing Party: NA
    (4) Date Filed: NA
Notes:

                             TOMPKINS TRUSTCO, INC.
                                                                  April 10, 2000


                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                  TO THE STOCKHOLDERS OF TOMPKINS TRUSTCO, INC.



   The annual meeting of stockholders (the "Meeting") of Tompkins Trustco, Inc. ("Tompkins" or the "Company") will be held on Wednesday, May 10, 2000 at 7:30 p.m., in the ballroom, Clarion University Hotel & Conference Center, One Sheraton Drive, Ithaca, New York, for the following purposes:

        1. To elect three (3) Directors for a term of three years expiring in the year 2003, one (1) Director for a term of two years expiring in the year 2002, and one (1) Director for a term of one year expiring in the year 2001;

        2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   The board of directors has fixed the close of business on March 24, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Only stockholders of record at the close of business on that date are entitled to vote at the Meeting.

   Enclosed with this notice are the attached proxy statement, a proxy card and return envelope, instructions for voting by telephone or via the Internet, and our 1999 annual report.

   Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, you are urged to read and carefully consider the attached proxy statement. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed proxy card without delay in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing with the corporate secretary of Tompkins Trustco, Inc. prior to the annual meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting, filing a written notice of revocation with the corporate secretary at the Meeting prior to the vote and voting in person.

By order of the board of directors,


/s/ JAMES J. BYRNES                         /s/ JOHN E. BUTLER
James J. Byrnes                             John E. Butler, Esq.
Chairman & Chief Executive Officer          Vice President & Corporate Secretary




               P.O. BOX 460, ITHACA, NEW YORK 14851 (607) 273-3210

                                 PROXY STATEMENT

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2000



   This proxy statement is being mailed to stockholders on or about April 10, 2000 in connection with the solicitation by the board of directors of TOMPKINS TRUSTCO, INC. ("Tompkins" or the "Company") or of proxies to be used at the annual meeting of stockholders (the "Meeting") of the Company to be held Wednesday, May 10, 2000 and any adjournment thereof.

VOTING

   Only stockholders of record at the close of business on March 24, 2000 will be entitled to vote. On March 24, 2000, there were 7,041,073 shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), outstanding. Unless otherwise noted, all share numbers and share prices reflected in this proxy statement have been adjusted for the effect of stock splits. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting.

   Shares covered by any proxy that is properly executed and received prior to the close of business on the day of the Meeting will be voted and, if the stockholder who executes such proxy shall specify therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted "FOR" each proposal for which no instruction is given. It is not anticipated that any matters other than as set forth in the Notice of Annual Meeting will be brought before the Meeting, but the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters that may come before the Meeting in such manner as shall be determined by the majority of the board of directors of the Company.

   The presence of a stockholder at the Meeting will not automatically revoke the stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to its exercise by: (1) delivering to the corporate secretary a written notice of revocation prior to the Meeting, (2) delivering to the corporate secretary a duly executed proxy bearing a later date, or (3) attending the Meeting and filing a written revocation with the corporate secretary at the Meeting prior to the vote and voting in person.

   The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the conduct of business, and in the event there are not sufficient votes on any matter, the Meeting may be adjourned. Directors shall be elected by a plurality of the eligible votes cast and such other business, whether or not set forth in this proxy statement as may properly come before the Meeting, will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, and broker non-votes shall be counted toward a quorum, but abstentions and broker non-votes are not deemed to be votes cast and therefore have no effect on the outcome of the vote, which requires either a plurality or majority of the "votes cast," depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast. Accordingly, votes withheld will have a negative impact on the outcome of the vote.

SOLICITATION OF PROXIES

The total cost of solicitation of proxies in connection with this Meeting will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company [references herein to the "Company" include its subsidiaries, Tompkins County Trust Company ("Trust Company"), The Bank of Castile and The Mahopac National Bank, as the context may require] may solicit proxies for the Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. Although the Company has not yet retained a proxy soliciting firm to aid in the solicitation of proxies for the Meeting, it may do so at any time prior to the Meeting or any adjournment thereof. In such event, the Company will pay the fees and expenses of any such proxy solicitation firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes thereto set forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 24, 2000 by (i) the chief executive officer and each of the Company's four other most highly compensated executive officers in 1999 (the "Named Executive Officers") and each director of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all beneficial owners of five percent (5%) or more of the Common Stock of the Company. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned:

                                                   COMMON STOCK
                                                BENEFICIALLY OWNED
                                                                   PERCENT OF
                                        NUMBER OF                  OUTSTANDING
NAMES                                    SHARES                     SHARES(1)
--------------------------------------------------------------------------------


  John A. Alexander+                      10,039 (2) (3)                **
  James J. Byrnes*+                       85,599 (4)                  1.18
  James W. Fulmer+                        63,541 (5)
  Reeder D. Gates+                        83,259 (2) (6)              1.15
  William W. Griswold+                     3,482 (2)                    **
  Edward C. Hooks+                         4,246 (2) (7)                **
  Bonnie H. Howell+                        3,985 (2)                    **
  Hunter R. Rawlings, III+                   755 (2)                    **
  Thomas R. Salm+                          1,814 (2) (8)                **
  William D. Spain, Jr.                       68                        **
  Craig Yunker                             4,637                        **
  Richard D. Farr*                        25,570 (9)                    **
  Thomas J. Smith*                        20,109 (10)                   **
  Donald S. Stewart*                      45,680 (11)                   **
  Lawrence A. Updike*                     34,890 (12)                   **
  All directors and executive
     officers as a group (20 persons)    494,452                      6.83


                                                                 COMMON STOCK
                                                              BENEFICIALLY OWNED
                                                                                 PERCENT OF
                                                       NUMBER OF                 OUTSTANDING
NAMES                                                   SHARES                    SHARES(1)
--------------------------------------------------------------------------------------------------
  Trust and Investment Services
   Department of the Trust Company
   in the fiduciary capacity indicated:
  Executor, Trustee or Co-Trustee                      884,607 (13)                12.22
  Trustee for the Trust Company Investment
     and Stock Ownership Plan                          450,149 (13)                 6.22
 Trustee for The Bank of Castile
     Employee Stock Ownership Plan
  Agent or Custodian                                   134,104 (13)                 1.85


  * Named Executive Officer
  + Director of the Company
  ** Less than 1 percent

(1) The number of shares of Common Stock deemed outstanding includes: (i) 7,041,073 of Common Stock outstanding as of March 24, 2000 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next 60 days.
(2) Includes 425 shares held in trust pursuant to the Company's 1996 Stock Retainer Plan for Non-Employee Directors. Directors have no voting or investment power with respect to such shares.
(3)   Includes 1,000 shares owned by the spouse of Mr. Alexander.
(4) Includes 52,917 shares issuable upon the exercise of exercisable stock options.
(5)   Includes 918 shares owned by the spouse of Mr. Fulmer.
(6) Includes 64,882 shares held in the R. D. Gates, Ltd. Employee Profit Sharing Fund and 1,988 shares owned by the spouse of Mr. Gates.
(7) Includes 354 shares which Mr. Hooks holds as Custodian, under the UGMA for his children.
(8)   Includes 521 shares owned by the spouse of Mr. Salm.
(9) Includes 9,855 shares issuable upon the exercise of exercisable stock options. Includes 476 shares owned by the spouse of Mr. Farr.
(10) Includes 5,379 shares issuable upon the exercise of exercisable stock options.
(11) Includes 6,300 shares issuable upon the exercise of exercisable stock options. Includes 10,516 shares owned by the spouse of Mr. Stewart.
(12) Includes 15,936 shares issuable upon the exercise of exercisable stock options. Includes 4,928 shares owned by the spouse of Mr. Updike.
(13) As of March 24, 2000, the Trust and Investment Services Department of the Trust Company held 1,468,860 shares representing 20.29% of the Common Stock of the Company. Of such shares, 884,607 shares are held in a fiduciary capacity as Executor, Trustee or Co-Trustee. Where the Trust Company is sole executor or trustee, such shares will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary. Of the 1,468,860 shares mentioned above, 450,149 shares, or 6.22% of the outstanding stock, is held by the Trust Company's Investment and Stock Ownership Plan, for which all shares have been allocated to participant accounts. These shares are voted by individual plan participants. In addition, 134,104 shares are held as Agent or Custodian with the voting power retained by the owner. Such shares represent 1.85% of the Common Stock outstanding.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

   The purpose of the Meeting is the election of three directors for a term of three years expiring in the year 2003, one director for a term of two years expiring in 2002, and the election of one director for a term of one year expiring in 2001. The bylaws of the Company provide that the stockholders elect directors to serve a three-year term to succeed those directors in the class whose terms of office expire at the Meeting or for a shorter period as the board of directors determines for the purposes of equalizing the classes of directors.

   The persons named in the Proxy to represent stockholders at the Meeting are:
MARGARET K. LIGUORI and WILLIAM T. PRITCHARD, both of Ithaca, N.Y. They will vote proxies as directed and in the absence of instructions, will vote the shares represented by the proxies in favor of the election of nominees named below. If any one or more of such nominees should become unavailable for election by reason of death, or unexpected occurrence, they will vote the shares for the election of such substitute nominees as the board of directors may propose.

   The following table sets forth each nominee and continuing director's name, age, the year he or she first became a director and the year in which such term will expire. Biographies of the nominees and the directors continuing in office follow the table.

                                                                YEAR FIRST
                                                                  ELECTED      TERM TO
NAME                                                AGE          DIRECTOR      EXPIRE
---------------------------------------------------------------------------------------
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003
---------------------------------------------------------------------------------------
  James W. Fulmer                                    48              2000        2003
  William W. Griswold                                42              1996        2003
  Thomas R. Salm                                     59              1981        2003

---------------------------------------------------------------------------------------
BOARD NOMINEE FOR TERM TO EXPIRE IN 2002
---------------------------------------------------------------------------------------
  Craig Yunker                                       49              2000        2002

---------------------------------------------------------------------------------------
BOARD NOMINEE FOR TERM TO EXPIRE IN 2001
---------------------------------------------------------------------------------------
  William D. Spain, Jr.                              48              2000        2001

---------------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE
---------------------------------------------------------------------------------------
  James J. Byrnes                                    58              1989        2001
  Reeder D. Gates                                    54              1985        2001
  Bonnie H. Howell                                   52              1982        2001

  John E. Alexander                                  47              1993        2002
  Edward C. Hooks                                    50              1990        2002
  Hunter R. Rawlings, III                            55              1996        2002

JAMES W. FULMER was elected a director of the Company and appointed president of the Company effective January 25, 2000. Mr. Fulmer served as the president and chief executive officer of Letchworth Independent Bancshares Corporation from January 1, 1991 until the merger with the Company effective December 31, 1999. He has served as a director of the Bank of Castile since 1988 and as chairman since 1992. Mr. Fulmer served as the chief executive officer of The Bank of Castile from 1996 through April, 1999.

WILLIAM W. GRISWOLD has served as a director of the Company and the Trust Company since 1996. He is president and chief operating officer of the Ontario Telephone Company, Inc. and the Trumansburg Home Telephone Company where he has been employed since 1979.

THOMAS R. SALM has served as a director of the Trust Company since 1981 and of the Company since 1995. Mr. Salm is vice president for business affairs at Ithaca College.

CRAIG YUNKER was elected a director of the Company effective January 25, 2000. He has served as a director of The Bank of Castile since 1991 and is a partner in CY Farms, LLC.

WILLIAM D. SPAIN, JR. was elected a director of the Company effective January 25, 2000. He has served as a director of The Mahopac National Bank since 1991 and chairman of The Mahopac National Bank since 1999. He has been the managing partner of Spain & Spain, PC, a law firm in Mahopac, New York, since 1983.

JAMES J. BYRNES has been the president and chief executive officer and a director of the Trust Company since 1989. Mr. Byrnes has also served as the chairman of the board of directors since 1992. He was elected to serve in the same capacities for the Company in 1995. On January 25, 2000, Mr. Byrnes' role as president of the Company was assumed by James W. Fulmer.

REEDER D. GATES has served as a director of the Trust Company since 1985 and of the Company since 1995. Mr. Gates is president of R. D. Gates, Ltd., a company engaged in community pharmacies.

BONNIE H. HOWELL has served as a director of the Trust Company since 1982. She has also served as vice chair of the board of directors since 1992. She was elected to serve in the same capacities for the Company in 1995. Ms. Howell is president and chief executive officer of Cayuga Medical Center at Ithaca.

JOHN E. ALEXANDER has served as a director of the Trust Company since 1993 and of the Company since 1995. He is president of The CBORD Group, Inc., a computer software company.

EDWARD C. HOOKS has served as a director of the Trust Company since 1990 and of the Company since 1995. He is an attorney and a partner of Harris Beach & Wilcox, LLP. Mr. Hooks also serves as counsel to the Company.

HUNTER R. RAWLINGS, III has served as a director of the Company and the Trust Company since 1996. He is the 10th president of Cornell University. Dr. Rawlings was previously president of the University of Iowa.

BOARD OF DIRECTORS

  The corporate reorganization pursuant to which the Company became the parent bank holding company of the Trust Company (the "Reorganization") was consummated on January 1, 1996. The boards of directors of the Company and the Trust Company were identical through December 31, 1999, and consequently, in an effort to provide stockholders with meaningful disclosure, set forth below is information with respect to the meetings of the board of directors, and committees thereof, of the Company and the Trust Company during the fiscal year ended December 31, 1999.

  The board of directors held 17 meetings during 1999. Each director attended 75 percent or more of the aggregate number of meetings of the board of directors and the committees of which such director was a member, except for Director Rawlings with 71 percent.

  During 1999, directors who were not employees of the Company received for their services a quarterly retainer of $750 in the form of Common Stock (as described below), plus a fee of $500 for each directors' meeting attended. Directors who are also committee members received $275 for each committee meeting attended. Directors who chaired a board committee received an additional annual fee of $1,000. Members of the board who are salaried employees of the Company are not compensated for their service on the board or any board committee. Aggregate fees paid by the Company to the twelve non-employee directors in 1999 were $173,638. Director Howell does not receive the fees described above, but instead receives an annual retainer for her services as vice chair. The amount paid to her in 1999 was $25,500.

  Under the 1985 Deferred Compensation Plan for Directors, each director may elect to defer all or a portion of his or her cash compensation until the individual ceases to be a director. During 1999, three directors elected to participate in such a plan.

  The 1996 Stock Retainer Plan for Non-Employee Directors (the "Plan") was approved by the Company's stockholders on April 24, 1996. Since that date, non-employee directors of the Company have received, in lieu of the $750 quarterly cash retainer referenced above (the "Quarterly Fee"), that number of whole shares of Common Stock (rounded up to the nearest whole number) equal to the Quarterly Fee divided by the fair market value of the Common Stock on the date the Quarterly Fee was otherwise payable. At their election, each director participating in the Plan may defer receipt of the stock retainer. During 1999, 1,226 shares of Common Stock were issued to non-employee directors or placed in a trust account with respect to deferred shares.

COMMITTEES OF THE BOARD OF DIRECTORS

  As of December 31, 1999, the Company had a standing Executive Committee, Audit/Examining Committee, Compensation/Personnel Committee and Nominating Committee. Set forth below is information with respect to the committees of the Company and the Trust Company and meetings thereof held during the fiscal year ended December 31, 1999.

TOMPKINS TRUSTCO, INC.

   EXECUTIVE COMMITTEE

         The Executive Committee served as the long-range planning, compliance, and marketing committee of the board of directors.

         The Committee held five meetings in 1999, and its members at the close of business on December 31, 1999 were: Bonnie H. Howell, chair, John E. Alexander, James J. Byrnes, Reeder D. Gates, William W. Griswold, Edward C. Hooks, Thomas R. Salm, and Michael D. Shay.

   AUDIT/EXAMINING COMMITTEE

         The Audit/Examining Committee represented the board of directors in supervising audit activities and was responsible for conducting an annual examination of the Company.

         The Committee held six meetings in 1999, and its members at the close of business on December 31, 1999 were: William W. Griswold, chair; Carl
         E. Haynes; Lucinda A. Noble, and Michael D. Shay.

   COMPENSATION/PERSONNEL COMMITTEE

         The Compensation/Personnel Committee reviewed employee compensation and benefit policies. Annual compensation and benefit actions were reviewed and recommended for action by the board. The Committee also administered the Company's equity-based plans.

         The Committee held four meetings in 1999, and its members at the close of business on December 31, 1999 were: Thomas R. Salm, chair; Reeder D. Gates; William W. Griswold, and Robert T. Horn, Jr.

   NOMINATING COMMITTEE

         The Nominating Committee recommended to the board of directors nominees for election as directors. The Committee will consider recommendations from stockholders if submitted in a timely manner and will apply the same criteria to all persons being considered.

         The Committee held one meeting in 1999, and its members at the close of business on December 31, 1999 were: John E. Alexander, chair; James J. Byrnes, and Bonnie H. Howell.

TOMPKINS COUNTY TRUST COMPANY

   TRUST COMMITTEE

         The Trust Committee had general supervision of the Trust and Investment Services Department, including its general and operating policies.

         The Committee held seven meetings in 1999, and its members at the close of business on December 31, 1999 were: Reeder D. Gates, chair; John E. Alexander; James J. Byrnes; Carl E. Haynes; Lucinda A. Noble, and as an alternate, Peggy R. Williams.

   CREDIT COMMITTEE

         The Credit Committee reviewed credit applications presented to it by management and made recommendations to the board on credit policies. The Committee also monitored the Trust Company's Community Reinvestment Act Plan.

         The Committee held 29 meetings in 1999, and its members at the close of business on December 31, 1999 were: Michael D. Shay, chair; James J. Byrnes; Edward C. Hooks; Robert T. Horn, Jr., and Lucinda A. Noble.

   PENSION ADMINISTRATION COMMITTEE

         The Pension/Administration Committee was appointed by the board and was responsible for the implementation, operation and administration of the Trust Company's employee pension plans and trusts.

         The Committee held three meetings in 1999, and its board members at the close of business on December 31, 1999 were: James J. Byrnes, chair; Hunter R. Rawlings, III, and Thomas R. Salm.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION/PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation/Personnel Committee (the "Committee") for 1999 was composed of four outside directors. Among its duties, the Committee is responsible for monitoring the compensation of the Company's executive officers. A goal of the Committee is to maintain executive compensation which is fair and reasonable, given the size, nature and performance goals of the Company. The Committee also strives to see that compensation and benefits are competitive in order to attract and retain qualified management. The financial services industry is increasingly competitive and the board believes that strong management is essential for continuing the Company's record of financial performance.

  The Committee regularly surveys compensation practices, base salary, and total compensation, including incentives, in the banking industry. In 1999, the Committee utilized a self-selected survey of ten comparable banks, mostly in New York, as well as the 1999 Northeast Banking Industry Compensation Survey, and the SNL Executive Compensation Review for Commercial Banks. These surveys provide the Committee with comparable information regarding the three compensation components used by the Company to motivate executive performance, namely annual base salary, incentive bonuses and equity-based incentive compensation. Based upon these surveys, the committee believes that the Company's compensation practices are well within normal range, particularly given the Company's historical and 1999 record of results.

  Each of the Named Executive Officers has an annual base salary at a level the Committee believes is comparable to companies in the commercial banking industry with similar marketplace geography and demographics. In addition to base salary, each of the Named Executive Officers participated in an executive bonus plan in 1999. The executives who were employed by Tompkins for all of 1999 also participated in the Tompkins Profit Sharing Plan. Corporate performance is measured by the Company's strategic and financial performance in the fiscal year, with particular reference to net income and profitability for the year. In making recommendations to the board, the Committee considers but does not emphasize year-to-year changes in stock price in its evaluation of corporate performance because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria. As reported in the Summary Compensation Table, the bonuses granted with respect to 1999 to the Named Executive Officers, including James J. Byrnes, reflect the Company's strong 1999 results. During 1999, compensation for officers of Letchworth Independent Bancshares ("Letchworth") subsidiaries was monitored and established by the boards of each subsidiary.

  While the Committee recognizes that the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of long-term stockholders through the equity-based component of its compensation program. Stock options are granted periodically to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees to the achievement of strategic goals and objectives. In addition to stock options, Tompkins County Trust Company employees, including the Named Executive Officers, are given incentives to invest in Common Stock through the profit sharing component of the Trust Company's Investment and Stock Ownership Plan. During 1999, no options were granted to the Named Executive Officers. The employees and officers of the former Letchworth organization did not participate in the Tompkins Plan in 1999. However, with the merger of Letchworth into Tompkins, officers and employees who held outstanding Letchworth options, received options on 0.685 shares of Tompkins common stock for each Letchworth option share held.

With respect to the above matters, the Compensation/Personnel Committee submits this report.

     Compensation/Personnel Committee
       Thomas R. Salm, Chair
       Reeder D. Gates
       William W. Griswold
       Robert T. Horn, Jr.

   The following tables set forth information concerning compensation of the chief executive officer and the four most highly compensated executive officers for services in all capacities to the Company and the Trust Company during the years indicated. In connection with the consummation of the reorganization, the Named Executive

Officers were elected to identical positions of the Company. However, all of the Named Executive Officers receive compensation only from the Trust Company.

                                               SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                                        LONG-TERM
NAME AND                                           ANNUAL COMPENSATION                COMPENSATION
----------------------------------------------------------------------------------------------------------------------
PRINCIPAL                                                             OTHER ANNUAL                   ALL OTHER
POSITION                           YEAR     SALARY        BONUS(1)   COMPENSATION(2)   OPTIONS(#)   COMPENSATION(3)
----------------------------------------------------------------------------------------------------------------------
JAMES J. BYRNES                   1999      $310,000     $190,000         $9,587            -0-        $46,500
Chairman of the Board,            1998       293,000      130,000          6,262            -0-         43,880
President & Chief                 1997       273,000      115,000          4,785         18,000         40,812
Executive Officer

DONALD S. STEWART                 1999      $125,000      $38,000         $6,657            -0-        $18,463

Executive Vice President &        1998       118,000       36,000          5,959            -0-         17,429
Senior Trust Officer              1997       108,077       30,000          5,876          5,250         15,964


THOMAS J. SMITH                   1999      $115,250      $25,000         $2,980            -0-        $17,023
Senior Vice President &           1998       110,250       27,000          4,490            -0-         16,284
Senior Credit Officer             1997       105,000       25,000          4,665          3,750         15,509


RICHARD D. FARR                   1999      $106,000      $26,000         $1,785            -0-        $15,657
Senior Vice President &           1998       100,000       26,000          1,870            -0-         14,771
Chief Financial Officer           1997        95,000       22,500          1,771          3,750         14,032

LAWRENCE A. UPDIKE                1999      $105,000      $26,000         $2,214            -0-        $15,509
Senior Vice President             1998       100,000       26,000          2,812            -0-         14,771
Operations & Systems              1997        95,000       21,500          2,801          3,750         14,032


(1) These amounts represent cash awards made under the Senior Officer Incentive Compensation Plan, which may be deferred under the Deferred Compensation Plan for Senior Officers.

(2) Includes amounts for cost of applicable life insurance, club dues and use of company vehicle or reimbursement for use of personal vehicle.

(3) Includes amounts paid by the Trust Company pursuant to the Profit Sharing Plan including amounts deferred pursuant to the Company's Investment and Stock Ownership Plan.

Mr. Fulmer was elected a director of the Company and appointed president of the Company effective January 25, 2000. If Mr. Fulmer had been an employee of the Company for all of 1999, and if his 1999 compensation had been paid by the Company, he would have been included as a highly compensated executive officer of the Company.

                                                                                        LONG-TERM
                                                   ANNUAL COMPENSATION                COMPENSATION
NAME AND                           -----------------------------------------------------------------------------------------------
PRINCIPAL                                                             OTHER ANNUAL                   ALL OTHER
POSITION                           YEAR     SALARY(1)                     BONUS      COMPENSATION(2)  OPTIONS(#)   COMPENSATION(3)
----------------------------------------------------------------------------------------------------------------------------------
James W. Fulmer                   1999      $155,528      $80,000         $4,207            -0-        $62,614
president of the Company
& chairman of the board
of The Bank of Castile

(1) Includes salary and director's fees for The Bank of Castile and Letchworth Independent Bancshares Corporation.

(2) Includes amounts for cost of applicable life insurance, club dues and use of company vehicle or reimbursement for use of personal vehicle.

(3) Includes matching contributions under The Bank of Castile's 401(k) plan and Letchworth's Employee Stock Ownership Plan and a contribution pursuant to the Executive Supplemental Income Agreement.

                                          AGGREGATED OPTION EXERCISES IN 1999
                                               AND YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                        NUMBER OF                 UNEXERCISED
                                                                       UNEXERCISED                IN-THE-MONEY
                                                                         OPTIONS                     OPTIONS
                                                                      AT YEAR-END (#)           AT YEAR-END ($)
                                                                      ---------------           ---------------
                             SHARES ACQUIRED          VALUE            EXERCISABLE/               EXERCISABLE/
NAME                         ON EXERCISE (#)      REALIZED ($)         UNEXERCISABLE            UNEXERCISABLE (1)
---------------------------------------------------------------------------------------------------------------------
James J. Byrnes                     0                 $0             47,292/14,625             $547,546/$100,993
Donald S. Stewart                 3,202             $26,704            4,725/4,200               $45,399/$28,826
Thomas J. Smith                   4,727             $60,522            6,150/3,450               $50,856/$24,914
Richard D. Farr                   2,723             $46,456            8,355/3,375               $68,790/$24,193
Lawrence A. Updike                  0                  0              14,436/3,375              $164,351/$24,193

Aggregate Letchworth option exercises in 1999 for Mr. Fulmer, adjusted for conversion to equivalent number of Tompkins shares is detailed below:

James W. Fulmer                  27,899            $407,074                0/0                        $0/$0

(1) The average price for the Company's Common Stock on the American Stock Exchange on December 31, 1999, the last trading day of the year, was $28.875 per share.

EMPLOYMENT ARRANGEMENTS

  The Company has an agreement with James J. Byrnes, chairman, president, and chief executive officer, which provides for severance payments equal to approximately three times his annualized tax-includable compensation under certain circumstances. This agreement would be operable should certain events take place which seek to effect a change of control (as defined in the agreement) of the Company. Payments would be due to Mr. Byrnes in the event of his termination (as defined in the agreement) within two years of a change of control.

    The Company and its subsidiary, The Bank of Castile, have an agreement with James W. Fulmer which provides for severance equal to approximately three times his annualized tax-includable compensation should he be terminated without cause.

DEFERRED PROFIT-SHARING PLAN

  The Company has an Investment and Stock Ownership Plan (the "ISOP"), which covers substantially all employees of Tompkins County Trust Company and has an employer-funded profit-sharing component and an employee funded 401(k) component. The ISOP allows employees to elect to defer a portion of their profit-sharing, as well as receive monetary contributions as determined by the board of directors. The ISOP further allows for contributions in the form of Common Stock of the Company. Contributions are determined by the board of directors and are limited to a maximum amount as stipulated in the ISOP. Amounts accrued for the accounts of the Named Executive Officers are included in the Summary Compensation Table.

RETIREMENT PLANS

  The Company has a noncontributory defined-benefit pension plan covering substantially all of the employees of Tompkins County Trust Company. The assets of the plan are held in a separate trust and administered by the Pension/Administration Committee appointed by the board of directors.

  The benefits are based on years of service and a percentage of the employees' average compensation for the five highest consecutive years in the last ten years of employment. Under the plan, normal retirement age is 65 with reduced benefit payments for early retirement following age 55 through 61. Currently, Messrs. Byrnes, Stewart, Smith, Farr, and Updike have 11, 28, 35, 15, and 32 years of service under the plan, respectively.

                               PENSION PLAN TABLE

                                Years of Service
--------------------------------------------------------------------------------
Average Final
Earnings                15            20           25         30           35
--------------------------------------------------------------------------------
 $50,000.00           $12,420      $16,560      $20,700     $24,839      $28,979
 $75,000.00           $19,920      $26,560      $33,200     $39,839      $46,479
$100,000.00           $27,420      $36,560      $45,700     $54,839      $64,979
$125,000.00           $34,920      $46,560      $58,200     $69,839      $81,479
$150,000.00           $42,420      $56,560      $70,700     $84,839      $99,979
$170,000.00           $48,420      $64,560      $80,700     $96,839     $112,979
--------------------------------------------------------------------------------

  The Company also has a Supplemental Employee Retirement Plan (SERP) covering James J. Byrnes. The Plan provides for a retirement benefit at age 65 equal to 50 percent of earnings as defined in the SERP, averaged over the highest five consecutive years. Benefits under the SERP are reduced by payments due under the Company's basic pension plan and Social Security. Reduced benefits are payable in the event of retirement prior to age 65.

  The Bank of Castile maintains a defined-benefit pension plan for the benefit of all employees covered under its prior pension plan and any other employee with at least six (6) months of service who work at least 1,000 hours per year and have attained age 21. Amounts contributed to the pension plan for each covered employee by the Company are determined on an actuarial basis.

  An employee's "Normal Retirement Pension" benefit under the plan is an amount equal to the product of one percent of such employees "Average Compensation" and years of "Benefit Accrual Service", as those terms are defined in the plan. The following table sets forth the annual Normal Retirement Pension benefit at age 65 to an employee covered by the plan for each of the following Average Compensation amounts and periods of Benefit Accrual Service with the Company.


                               THE BANK OF CASTILE
                               PENSION PLAN TABLE

                                Years of Service
------------------------------------------------------------------------------------------------------------------------------------
Average                       15 years           20 years           25 years            30 years           35 years     40 years
Compensation
------------------------------------------------------------------------------------------------------------------------------------
$15,000                         $2,250             $3,000             $3,750              $4,500             $5,250       $6,000
$30,000                         $4,500             $6,000             $7,500              $9,000            $10,500      $12,000
$45,000                         $6,750             $9,000            $11,250             $13,500            $15,750      $18,000
$60,000                         $9,000            $12,000            $15,000             $18,000            $21,000      $24,000
$75,000                        $11,250            $15,000            $18,750             $22,500            $26,250      $30,000
------------------------------------------------------------------------------------------------------------------------------------

  The Company has also entered into certain executive supplemental income agreements which provide for specified deferred compensation benefits payable to certain highly compensated officers. Mr. Fulmer is covered by such an agreement which provides for retirement benefits up to approximately 75 percent of his average five-year salary reduced by payments due under the basic pension plan and social security. At the time of reorganization, this agreement was assumed by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

  In making the above statements, the Company has relied on copies of the reports that have been filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Directors and officers of the Company and its affiliated companies were customers of, and had other transactions with, the Company in the ordinary course of business during 1999. All loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. As of December 31, 1999, the balance of such loans included in total loans was $3,207,054, with total commitments of $6,144,697 and borrowings of no director or officer exceeded 10 percent of stockholders equity.

  Edward C. Hooks, a director of the Company and the Trust Company, is a partner of Harris Beach & Wilcox, LLP, a law firm which provides legal services to the Company.

STOCK PERFORMANCE GRAPH

  The following graph sets forth comparative information regarding the Company's cumulative return on its common stock over the five-year period ended December 31, 1999. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus the change in share price during the measurement period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return for the five-year period based upon an initial investment of $100 is compared to the cumulative return of the Nasdaq Stock Market (U.S. Companies) and the SNL Securities L.P. Bank Index. The stock prices on the performance graph are not necessarily indicative of future stock price performance.

                                       TOTAL RETURN PERFORMANCE [GRAPHIC OMITTED]
                                                      PERIOD ENDING

----------------------------------------------------------------------------------------------------------
INDEX                     12/31/1994    12/31/1995    12/31/1996    12/31/1997    12/31/1998    12/31/1999
----------------------------------------------------------------------------------------------------------
Tompkins Trustco, Inc.        100.00         84.55        107.07        142.09        176.58        152.06
NASDAQ - Total US*            100.00        141.33        173.89        213.07        300.25        542.43
SNL Bank Index                100.00        155.69        217.25        329.20        356.10        345.13

INDEPENDENT AUDITORS

  On recommendation of its Audit/Examining Committee, the board of directors of the Company engaged the firm of KPMG, LLP ("KPMG") as its independent auditors for the year ended December 31, 1999.

  KPMG has served as the independent auditors of the Company since 1995. The board of directors has retained KPMG to continue as independent auditors and to audit the consolidated financial statements of the Company for the year ending December 31, 2000, and further to report the results of their examination.

  A representative of KPMG is expected to attend the Meeting and will have an opportunity to make statements and respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

  If any stockholder desires to have a proposal formally considered at the 2001 annual meeting and included in the proxy statement for that meeting, the proposal must be received in writing by the Corporate Secretary no later than December 1, 2000.

  The persons named in the proxies distributed by the Company may use their discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the 2001 annual meeting unless the Company receives notice of such proposals prior to February 23, 2001.

FORM 10-K

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE BY WRITING TO: TOMPKINS TRUSTCO, INC., ATTN: RICHARD D. FARR, SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER, P.O. BOX 460, ITHACA, NEW YORK 14851.

OTHER MATTERS

  The management knows of no business to be presented for consideration at the Meeting other than that stated in the Notice of Annual Meeting. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY. YOU MAY VOTE BY TELEPHONE, VIA THE INTERNET, OR MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE. Your proxy may be revoked prior to its exercise by filing with the corporate secretary of Tompkins Trustco, Inc. prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a written notice of revocation with the corporate secretary at the Meeting prior to the vote and voting in person.

Dated: April 10, 2000                     By order of the board of directors


                                          John E. Butler, Esq.
                                          Vice President & Corporate Secretary




                             TOMPKINS TRUSTCO, INC.
                      P.O. BOX 460, ITHICA, NEW YORK 14851
                                 (607) 273-3210

                                  FORM OF PROXY

1. Election of three (3) Directors for a term of three years expiring in the year 2003, one (1) Director for a term of two years expiring in the year 2002 and one (1) Director for a term of one year expiring in the year 2001.

___ FOR all nominees listed below
___ WITHHOLD AUTHORITY to vote for all nominees listed below.
___ *EXCEPTIONS

Nominees: James W. Fulmer (3 yrs.), William W. Griswold (3 yrs.), Thomas R. Salm (3 yrs.), Craig Yunker (2 yrs.), and William D. Spain, Jr. (1 yr.). (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ___________________________________________________________


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. (Management at present knows of no other business to be presented at the meeting.)

Change of Address and/
or Comments Mark Here  _____
(Name of stockholder should be signed exactly as it appears to the left.)

Date __________, 2000


--------------------------
Signature

--------------------------
Signature, if held jointly

Votes must be indicated (x) in Black or Blue ink.

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                              TOMPKINS TRUSTCO, INC

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned holder of common stock of Tompkins Trustco, Inc. hereby appoints Margaret K. Liguori and William T. Pritchard and each of them his attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Stockholders to be held on Wednesday, May 10, 2000 at 7:30 p.m. or at any adjournment thereof, with full power of substitution and revocation.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                  (Signature on reverse side required)

TOMPKINS TRUSTCO INC
P.O. BOX 11289
NEW YORK, N.Y. 10203-0289